Exhibit 99.1
For Information:
Geoff Mordock
(213) 489-8271
U.S. District Court Affirms Confirmation of Kaiser Aluminum Plan of
Reorganization
Company Targets Emergence Late June or Early July 2006; Affirmation Order Remains
Subject to Appeal
FOOTHILL RANCH, Calif. — May 12, 2006 — Kaiser Aluminum today announced that on May 11, 2006, the U.S. District Court affirmed the U.S. Bankruptcy Court’s confirmation of the company’s second amended Plan of Reorganization (POR).
“We are now approaching the finish line of a long and complex process,” said Jack Hockema, president and CEO of Kaiser Aluminum. “We look forward to emerging with financial and competitive strength, well-positioned for the future with a solid platform for growth.”
The affirmation order remains subject to appeal. Even if the order is appealed, as outlined in the POR, absent the issuance of a stay, the company can proceed to emerge if the key constituents in the Chapter 11 proceedings agree to waive the condition that the affirmation be final and non-appealable and if certain other conditions to emergence are satisfied or similarly waived. Such other conditions include completion of the company’s exit financing, listing of the emerging entity’s common stock on the NASDAQ and formation of the trusts for the benefit of the torts claimants. Assuming that all of these things occur, the company believes that it will be able to emerge during the second quarter of 2006 or early in the third quarter of 2006.
As previously reported in the company’s SEC documents and past press releases, the company’s restructuring would resolve prepetition claims that are currently subject to compromise including retiree medical, pension, asbestos and other tort, bond, and note claims.
Pursuant to the POR the equity interests of current stockholders would be cancelled and the equity in the emerging company would be distributed to creditors or creditor representatives. The POR also entitles two voluntary employee benefit associations created in 2004 to provide medical benefits or funds to defray the cost of medical benefits for salaried and hourly retirees to receive a majority of the new equity to be distributed at emergence. Retiree medical plans existing at that time were cancelled.
All personal injury claims relating to both prepetition and future claims for asbestos, silica and coal tar pitch volatiles, and existing claims regarding noise-induced hearing loss, would be permanently resolved by the formation of certain trusts funded primarily by the company’s rights to proceeds from certain of its insurance policies and the establishment of channeling injunctions that would permanently channel these liabilities away from the company and into the trusts.
More information is provided in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006.
Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products for aerospace and high-strength, general engineering, automotive, and custom industrial applications.
F-1044
Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the future economic performance and financial condition of Kaiser Aluminum, the status and progress of the company’s reorganization, the plans and objectives of the company’s management and the company’ assumptions regarding such performance and plans. Kaiser Aluminum cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual events could differ materially from those reflected in the forward-looking statements contained in this press release as a result of various factors, including but not limited to those relating to: consummating the POR; competition in the industry in which Kaiser Aluminum operates; the loss of Kaiser Aluminum’s customers or changes in the business or financial condition of such customers; conditions in the markets in which Kaiser Aluminum operates; economic, regulatory and political factors in the foreign countries in which Kaiser operates, services customers or purchases raw materials; unplanned business interruptions; increases in the cost of raw materials Kaiser Aluminum uses; rising energy costs; Kaiser Aluminum’s hedging program; expiration of the power agreement of Anglesey; Kaiser Aluminum’s loss of key personnel or inability to attract such personnel; employee relations; pending asbestos-related legislation; Kaiser Aluminum’s compliance with health and safety, environmental and other legal regimes; environmental and other legal proceedings or investigations affecting Kaiser Aluminum; Kaiser Aluminum’s ability to implement new technology initiatives; Kaiser Aluminum’s ability to protect proprietary rights to technology; and other risks described in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2005, and available to the public on the SEC’s website at www.SEC.gov and on the company’s website at www.kaiseraluminum.com.